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                                  Exhibit 23.2
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                       [Arthur Andersen LLP Letterhead]

Consent to Use of Report of Independent Certified Public Accountants

          As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 25, 2000, incorporated by reference in Chico's FAS, Inc.'s Form 10-K for the fiscal year ended January 29, 2000, and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP

Tampa, Florida
January 11, 2001